Exhibit 99.1

World Kinect Corporation Reports Fourth Quarter and Full Year 2025 Results; Substantially Completes the Strategic Repositioning of the Land Segment
Provides Full Year 2026 Outlook
MIAMI—February 19, 2026—World Kinect Corporation (NYSE: WKC) today reported financial results for the fourth quarter and full year 2025.
Fourth Quarter 2025 Highlights
•Gross profit of $235 million
•GAAP net loss of $280 million, or $5.11 per diluted share
•Adjusted net income of $17 million, or $0.30 per diluted share
•Adjusted EBITDA of $75 million
•Substantially repositions the Land segment, with additional non-core business exits in 2026
•Completed the acquisition of Universal Weather and Aviation's Trip Support Services division ("Universal TSS"), expanding Aviation service capabilities
•Amended and extended the company's $2 billion senior unsecured credit facility to November 2030, enhancing liquidity and financial flexibility
Fourth Quarter 2025 – Goodwill and Other Asset Impairments and Restructuring
•Recognized non-cash intangible and other asset impairments, principally in the Land segment, totaling $247 million, of which $169 million was related to goodwill. These impairments were driven in large part by our decision to exit additional lines of business that did not meet our return thresholds or align with our long-term strategy.
•Recorded $77 million of restructuring and exit-related costs, primarily driven by the company's exits from non-core business activities in the Land Segment, as well as additional restructuring related charges associated with broader transformation initiatives.
Full Year 2025 Highlights
•Gross profit of $948 million
•GAAP net loss of $614 million, or $10.99 per diluted share
•Adjusted net income of $107 million, or $1.91 per diluted share
•Adjusted EBITDA of $336 million
•Generated $293 million of operating cash flow
•Free cash flow of $227 million
•Repurchased $85 million of common stock

"2025 marked the beginning of a strategic transformation for World Kinect as we realign our portfolio around our core strengths and highest return growth opportunities," said Ira M. Birns, Chief Executive Officer. "While our fourth quarter results reflect the near‑term impact of these actions, particularly in our Land segment, we believe our simplified business model and sharpened strategic focus position World Kinect to be more resilient and future-ready. As we begin the 2026 fiscal year, we have strong conviction that the strategic and operational actions underway will drive more robust and consistent performance and long-term value creation."

Financial Summary
(Unaudited - in millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Volume (1)	4,241	4,472	(5)%	16,921	17,703	(4)%
Revenue	$9,029	$9,761	(7)%	$36,917	$42,168	(12)%
Gross profit	$235	$259	(9)%	$948	$1,026	(8)%
Operating expenses	$511	$229	123%	$1,513	$816	85%
Adjusted operating expenses	$186	$197	(6)%	$718	$773	(7)%
Income (loss) from operations	$(276)	$30	(1024)%	$(565)	$211	(368)%
Operating margin	(117)%	12%		(60)%	21%
Adjusted income from operations	$49	$61	(20)%	$230	$253	(9)%
Adjusted operating margin	21%	24%		24%	25%
Net income (loss) including noncontrolling interest	$(280)	$(101)	(176)%	$(612)	$68	(1001)%
Adjusted EBITDA	$75	$95	(21)%	$336	$361	(7)%
Diluted earnings (loss) per common share	$(5.11)	$(1.77)	(188)%	$(10.99)	$1.13	(1070)%
Adjusted diluted earnings per common share	$0.30	$0.62	(52)%	$1.91	$2.18	(12)%
(1)Includes gallons and gallon equivalents converted as described in the table below.
Reportable Segment Year-Over-Year Highlights
Aviation Segment
•Fourth quarter 2025 gross profit of $130 million, an increase of 8%, primarily attributable to the contribution from the Universal TSS acquisition completed in November 2025.
•Full year 2025 gross profit of $526 million, an increase of 8%, primarily attributable to higher profit contributions from our operated airport locations in Europe, increased government and business and general aviation activity, including the contribution from the Universal TSS acquisition, partially offset by a decrease in gross profit attributable to the Avinode sale, which closed during the second quarter of 2024.
Land Segment
•Fourth quarter 2025 gross profit of $71 million, a decrease of 32%, principally driven by unfavorable market conditions impacting certain non-core business and the near-term financial impact of our deliberate portfolio exits, as well as the impact of businesses already divested, including U.K. Land, Brazil, and certain North American operations.
•Full year 2025 gross profit of $298 million, a decrease of 22%, primarily attributable to unfavorable market conditions in parts of our North American liquid fuel business and our European power business, both non-core and in the process of being exited, including our completed exits of U.K. Land, Brazil, and certain North American operations. These impacts were partially offset by higher profit contributions from our North American natural gas business, driven by increased price volatility.
Marine Segment
•Fourth quarter 2025 gross profit of $35 million, an increase of 2%, primarily attributable to improved performance at certain physical locations. The business remains well positioned to benefit when market volatility improves, providing meaningful upside optionality over the longer term.

•Full year 2025 gross profit of $123 million, a decrease of 21% principally driven by lower bunker fuel prices and continued low market price volatility, as well as a lower profit contribution from certain physical locations and an unfavorable transaction tax settlement recognized in the second quarter of 2025.
2026 Outlook
For the full year 2026, the company expects Adjusted diluted EPS to be in the range of $2.20 to $2.40.

"2025 was a year of meaningful portfolio management, and our fourth quarter results reflect the financial impact of the actions we have taken to position the company for long-term growth and success," said Mike Tejada, Chief Financial Officer. "Having substantially completed the repositioning of the Land portfolio, we have strengthened the quality and durability of our earnings base and have begun 2026 with greater alignment and focus on our go-forward strategy. Our 2026 Adjusted EPS outlook reflects the benefits of these actions, continued strength in Aviation, and disciplined cost management across the organization."
Earnings Conference Call
An investor conference call will be held today, February 19, 2026, at 5:00 PM Eastern Time to discuss fourth quarter and full year results. Participants can access the live webcast by visiting our website at ir.worldkinect.com. An on-demand replay of the webcast will be available shortly after the call.
About World Kinect Corporation
Headquartered in Miami, Florida, World Kinect Corporation (NYSE: WKC) is a global energy management company offering fulfillment and related services to customers across the aviation, marine, and land transportation sectors. We also supply natural gas along with a complementary suite of sustainability-related products and services.
For more information, visit world-kinect.com.
Contacts
Braulio Medrano, Senior Director FP&A and Investor Relations
investor@worldkinect.com
Definitions
•"Net income (loss)" means net income (loss) attributable to World Kinect as presented in the Statements of Income and Comprehensive Income.
~~•~~"Operating margin" means income (loss) from operations as a percentage of gross profit.
Non-GAAP Financial Measures
We believe that the non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating our ongoing financial performance and to provide supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies.

Our non-GAAP financial measures exclude acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. We also exclude costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses.
We use the following non-GAAP measures:
•Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted diluted earnings per common share ("Adjusted EPS") is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. For the purpose of calculating Adjusted EPS, the weighted average number of shares of common stock outstanding is adjusted to include the convertible note hedges. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, settled stock appreciation rights awards, and the convertible notes.
•Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted income from operations is defined as income (loss) from operations excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, and costs associated with the Finnish bid error.
~~•~~Adjusted income from operations as a percentage of gross profit ("Adjusted operating margin") is computed by dividing Adjusted income from operations by gross profit.
•Adjusted operating expenses is defined as operating expenses excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, and costs associated with the Finnish bid error.
•Free cash flow is defined as operating cash flow minus total capital expenditures.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in this press release and on our website. We have provided 2026 earnings guidance with regard to the non-GAAP measure of Adjusted EPS. This measure excludes from the corresponding GAAP financial measure of diluted earnings per share the effect of adjustments as described above. We have not provided a reconciliation of such non-GAAP guidance to the corresponding GAAP measure because we cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "expect," "could," "conviction," "would," "will," "will be," "continue," "future," "may," "outlook," "strategy," "strengthen," "undertaken," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding the expected benefits of our executive leadership transition and our future performance. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Our actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to: the imposition of tariffs or retaliatory tariffs and other trade measures, or renegotiation of existing trade arrangements; customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of, or an unexpected shortage or disruption in the supply of, energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information technology or security related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate, including as a result of the current conflicts in Eastern Europe and the Middle East, and uncertainty in Venezuela; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses or fully realize the anticipated benefits of our acquisitions, divestitures and other strategic transactions; our ability to effectively complete divestitures in accordance with anticipated timing; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; the proliferation of alternative fuel which could result in lower global demand for certain energy sources; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; pandemics, terrorism, power outages, and other events that could impact demand for fuel; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties, tariffs and trade measures or other arrangements between or among sovereign nations; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. Further, forward-looking statements speak only as of the date they are made. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	December 31, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$193.5	$382.9
Accounts receivable, net of allowance for credit losses of $15.6 million and $22.5 million as of December 31, 2025 and 2024, respectively	2,208.5	2,432.6
Inventories	454.2	513.5
Prepaid expenses	86.6	71.4
Short-term derivative assets, net	100.5	176.5
Other current assets	457.2	382.2
Total current assets	3,500.5	3,959.2
Property and equipment, net	348.4	513.3
Goodwill	737.5	1,181.7
Identifiable intangible assets, net	311.7	261.2
Other non-current assets	965.9	816.4
Total assets	$5,863.9	$6,731.8
Liabilities:
Current liabilities:
Current maturities of long-term debt	$11.9	$84.0
Accounts payable	2,586.9	2,726.5
Short-term derivative liabilities, net	52.7	91.5
Accrued expenses and other current liabilities	658.9	535.8
Total current liabilities	3,310.4	3,437.8
Long-term debt	685.2	796.8
Other long-term liabilities	560.4	541.2
Total liabilities	4,556.1	4,775.8
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 54.1 and 56.7 issued and outstanding as of December 31, 2025 and 2024, respectively	0.5	0.6
Capital in excess of par value	—	30.0
Retained earnings	1,315.9	2,009.2
Accumulated other comprehensive income (loss)	(17.3)	(91.0)
Total World Kinect shareholders' equity	1,299.1	1,948.7
Noncontrolling interest	8.8	7.2
Total equity	1,307.9	1,955.9
Total liabilities and equity	$5,863.9	$6,731.8

WORLD KINECT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Revenue	$9,029.0	$9,760.5	$36,916.6	$42,168.0
Cost of revenue	8,793.7	9,501.6	35,968.8	41,141.6
Gross profit	235.4	258.9	947.8	1,026.4
Operating expenses:
Compensation and employee benefits	114.4	124.9	437.4	482.5
General and administrative	73.2	77.4	282.5	297.1
Goodwill and other asset impairments	246.5	25.3	689.6	29.0
Restructuring and exit costs	77.2	1.4	103.1	7.1
Total operating expenses	511.3	229.0	1,512.5	815.7
Income (loss) from operations	(275.9)	29.9	(564.7)	210.6
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(26.3)	(21.8)	(100.6)	(102.2)
Other income (expense), net	0.5	(109.3)	(74.3)	(12.9)
Total non-operating income (expense), net	(25.7)	(131.1)	(174.9)	(115.1)
Income (loss) before income taxes	(301.7)	(101.2)	(739.7)	95.5
Income tax expense (benefit)	(22.2)	—	(127.9)	27.6
Net income (loss) including noncontrolling interest	(279.5)	(101.2)	(611.7)	67.9
Net income (loss) attributable to noncontrolling interest	0.2	0.6	2.7	0.5
Net income (loss) attributable to World Kinect	$(279.7)	$(101.8)	$(614.4)	$67.4
Basic earnings (loss) per common share	$(5.11)	$(1.77)	$(10.99)	$1.14
Basic weighted average common shares	54.8	57.5	55.9	59.0
Diluted earnings (loss) per common share	$(5.11)	$(1.77)	$(10.99)	$1.13
Diluted weighted average common shares	54.8	57.5	55.9	59.5
Comprehensive income:
Net income (loss) including noncontrolling interest	$(279.5)	$(101.2)	$(611.7)	$67.9
Other comprehensive income (loss):
Foreign currency translation adjustments	0.6	50.9	74.6	67.4
Cash flow hedges, net of income tax expense (benefit) of $0.2 and ($0.3) for the three months ended December 31, 2025 and 2024, respectively, and net of income tax expense (benefit) of $(0.3) and $(3.5) for the year ended December 31, 2025 and 2024, respectively	0.6	(0.8)	(0.9)	(9.6)
Total other comprehensive income (loss)	1.2	50.1	73.7	57.9
Comprehensive income (loss) including noncontrolling interest	(278.3)	(51.1)	(538.0)	125.8
Comprehensive income (loss) attributable to noncontrolling interest	0.2	0.6	2.7	0.5
Comprehensive income (loss) attributable to World Kinect	$(278.5)	$(51.7)	$(540.7)	$125.3

WORLD KINECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$(279.5)	$(101.2)	$(611.7)	$67.9
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	3.4	(7.1)	28.3	24.9
(Gain) loss on sale of business	0.2	111.2	81.9	15.2
Depreciation and amortization	25.2	31.1	98.2	106.4
Noncash operating lease expense	10.0	11.7	37.1	36.0
Provision for credit losses	(1.8)	6.6	3.9	12.0
Share-based payment award compensation costs	11.7	10.3	25.5	28.1
Deferred income tax expense (benefit)	(63.1)	2.7	(176.4)	(15.3)
Unrealized foreign currency (gains) losses, net	(2.5)	11.2	14.4	30.6
Goodwill and other asset impairment charges	246.5	25.3	689.6	29.0
Other	28.1	(0.4)	44.8	16.6
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(112.7)	6.9	106.4	259.1
Inventories	7.9	89.9	1.0	133.0
Prepaid expenses	(6.9)	14.1	(18.7)	(2.3)
Other current assets	22.0	17.5	(26.9)	20.7
Cash collateral with counterparties	17.2	28.8	44.8	105.4
Other non-current assets	(36.5)	(32.9)	(92.0)	(117.7)
Change in derivative assets and liabilities, net	1.6	2.4	7.8	(3.4)
Accounts payable	57.6	(2.3)	(32.6)	(355.9)
Accrued expenses and other current liabilities	83.3	(120.9)	45.0	(164.1)
Other long-term liabilities	22.5	15.2	22.4	33.7
Net cash provided by (used in) operating activities	34.2	120.3	292.9	259.9
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(153.6)	(40.0)	(153.6)	(40.0)
Proceeds from sale of business, net of divested cash	—	8.9	23.4	209.0
Capital expenditures	(21.4)	(17.8)	(65.6)	(68.2)
Other investing activities, net	9.9	14.6	25.9	(36.3)
Net cash provided by (used in) investing activities	(165.1)	(34.3)	(170.0)	64.5
Cash flows from financing activities:
Borrowings of debt	1,401.0	1,097.0	3,602.0	3,844.0
Repayments of debt	(1,492.0)	(1,110.1)	(3,773.7)	(3,876.2)
Dividends paid on common stock	(11.0)	(9.9)	(41.3)	(38.5)
Repurchases of common stock	(40.0)	(42.6)	(85.0)	(100.0)
Payments of deferred consideration for acquisitions	(6.8)	(0.5)	(7.2)	(51.8)
Other financing activities, net	(2.6)	(1.9)	(9.9)	(8.0)
Net cash provided by (used in) financing activities	(151.5)	(68.0)	(315.1)	(230.6)
Cash and cash equivalents reclassified as assets held for sale	(0.6)	—	(0.6)	—
Effect of exchange rate changes on cash and cash equivalents	2.9	(8.8)	3.4	(15.2)
Net increase (decrease) in cash and cash equivalents	(280.1)	9.1	(189.4)	78.7
Cash and cash equivalents, as of the beginning of the period	473.6	373.8	382.9	304.3
Cash and cash equivalents, as of the end of the period	$193.5	$382.9	$193.5	$382.9

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Revenue:	2025	2024	2025	2024
Aviation segment	$4,746.2	$4,737.8	$18,993.6	$20,469.1
Land segment	2,414.1	2,951.1	10,240.0	12,811.7
Marine segment	1,868.8	2,071.7	7,683.1	8,887.2
Total revenue	$9,029.0	$9,760.5	$36,916.6	$42,168.0
Gross profit:
Aviation segment	$129.9	$120.3	$526.3	$485.5
Land segment	70.6	104.4	298.4	384.4
Marine segment	34.9	34.2	123.1	156.4
Total gross profit	$235.4	$258.9	$947.8	$1,026.4
Income (loss) from operations:
Aviation segment	$54.2	$59.7	$259.1	$240.4
Land segment	(292.2)	11.7	(692.6)	41.1
Marine segment	7.0	12.7	0.9	64.8
Corporate overhead - unallocated	(44.9)	(54.3)	(132.2)	(135.7)
Total income (loss) from operations	$(275.9)	$29.9	$(564.7)	$210.6
SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Volume (Gallons):	2025	2024	2025	2024
Aviation Segment	1,763.1	1,847.8	7,148.4	7,250.5
Land Segment (1)	1,392.7	1,535.2	5,612.7	6,078.1
Marine Segment (2)	1,085.0	1,089.5	4,159.4	4,374.1
Consolidated Total	4,240.8	4,472.4	16,920.5	17,702.6
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.1 and 4.1 for the three months ended December 31, 2025 and 2024, respectively; and 15.8 and 16.6 for the year ended December 31, 2025 and 2024, respectively.

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,				For the Year Ended December 31,
	2025		2024		2025		2024
	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)
GAAP measure	$(279.7)	$(5.11)	$(101.8)	$(1.77)	$(614.4)	$(10.99)	$67.4	$1.13
Impact of adjustments to weighted average diluted shares outstanding (1)	—	0.02	—	0.02	—	0.07	—	—
Acquisition and divestiture related expenses	0.8	0.01	0.4	0.01	0.8	0.01	0.4	0.01
(Gain) loss on sale of business	(0.4)	(0.01)	111.3	1.92	81.9	1.46	15.1	0.25
Goodwill and other asset impairments	246.5	4.48	25.3	0.44	689.6	12.26	29.0	0.49
Integration costs	1.0	0.02	—	—	1.0	0.02	—	—
Exit costs - provision for credit losses	—	—	4.4	0.08	0.5	0.01	4.4	0.07
Finnish bid error	(0.4)	(0.01)	0.1	—	—	—	1.3	0.02
Restructuring and exit costs (2)	77.2	1.40	1.4	0.02	103.1	1.83	7.1	0.12
Loss on debt extinguishment	0.5	0.01	—	—	0.5	0.01	—	—
Income tax impacts	(29.0)	(0.53)	(5.0)	(0.09)	(155.9)	(2.77)	4.9	0.08
Adjusted non-GAAP measure	$16.6	$0.30	$36.0	$0.62	$107.2	$1.91	$129.7	$2.18
(1)For the three months ended December 31, 2025 and 2024 and for the year ended December 31, 2025, Adjusted diluted earnings per share was calculated considering the impact of dilutive shares that were not considered for GAAP purposes as these periods were in a net loss position. For the three months ended December 31, 2025, GAAP diluted weighted-average shares outstanding was 54.8 million and there were 0.2 million dilutive shares, resulting in non-GAAP diluted weighted average shares outstanding of 55.0 million. For the three months ended December 31, 2024, GAAP diluted weighted-average shares outstanding was 57.5 million, there were 0.7 million dilutive shares outstanding, and the impact of the convertible note hedge was 0.2 million, resulting in non-GAAP diluted weighted average shares outstanding of 58.0 million. For the year ended December 31, 2025, GAAP diluted weighted-average shares outstanding were 55.9 million, and there were 0.4 million dilutive shares, resulting in non-GAAP diluted weighted average shares outstanding of 56.3 million. There were no adjustments made to diluted weighted-average shares outstanding for any other period presented.
(2)Restructuring and exit costs during the three months ended December 31, 2025 were comprised of $20.0 million of charges related to our restructuring program, including severance and other compensation costs as well as transition costs associated with our global finance and accounting optimization program, and $57.2 million of charges associated with exit activities related to our decision to exit certain operations within the land segment that are no longer profitable or aligned with the Company's core business and corporate strategy. Restructuring and exit costs during the year ended December 31, 2025 were comprised of $45.2 million of charges related to our restructuring program and $57.8 million of charges associated with exit activities. The charges associated with exit activities, primarily incurred during the fourth quarter of 2025, consisted of severance and compensation costs of $26.2 million, charges associated with various legal matters and contract termination costs of $21.7 million, write-offs of receivables and other assets of $5.1 million, and a loss on the sale of assets of $4.7 million.

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Net income (loss) including noncontrolling interest	$(279.5)	$(101.2)	$(611.7)	$67.9
Interest expense and other financing costs, net	26.3	21.8	100.6	102.2
Income tax expense (benefit)	(22.2)	—	(127.9)	27.6
Depreciation and amortization	25.2	31.1	98.2	106.4
EBITDA	(250.2)	(48.3)	(540.8)	304.0
Acquisition and divestiture related expenses	0.8	0.4	0.8	0.4
(Gain) loss on sale of business	(0.4)	111.3	81.9	15.1
Goodwill and other asset impairments	246.5	25.3	689.6	29.0
Integration costs	1.0	—	1.0	—
Exit costs - provision for credit losses	—	4.4	0.5	4.4
Finnish bid error	(0.4)	0.1	—	1.3
Restructuring and exit costs	77.2	1.4	103.1	7.1
Adjusted EBITDA	$74.5	$94.5	$336.2	$361.5

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,
	2025		2024
	Operating Expenses	Operating Income (Loss)	Operating Expenses	Operating Income (Loss)
GAAP measure	$511.3	$(275.9)	$229.0	$29.9
Acquisition and divestiture related expenses	(0.8)	0.8	(0.4)	0.4
Goodwill and other asset impairments	(246.5)	246.5	(25.3)	25.3
Integration costs	(1.0)	1.0	—	—
Exit costs - provision for credit losses	—	—	(4.4)	4.4
Finnish bid error	0.4	(0.4)	(0.1)	0.1
Restructuring and exit costs	(77.2)	77.2	(1.4)	1.4
Adjusted non-GAAP measure	$186.2	$49.2	$197.4	$61.5

Reconciliation of GAAP to non-GAAP financial measures:	For the Year Ended December 31,
	2025		2024
	Operating Expenses	Operating Income (Loss)	Operating Expenses	Operating Income (Loss)
GAAP measure	$1,512.5	$(564.7)	$815.7	$210.6
Acquisition and divestiture related expenses	(0.8)	0.8	(0.4)	0.4
Goodwill and other asset impairments	(689.6)	689.6	(29.0)	29.0
Integration costs	(1.0)	1.0	—	—
Exit costs - provision for credit losses	(0.5)	0.5	(4.4)	4.4
Finnish bid error	—	—	(1.3)	1.3
Restructuring and exit costs	(103.1)	103.1	(7.1)	7.1
Adjusted non-GAAP measure	$717.5	$230.3	$773.5	$252.9

Reconciliation of GAAP to non-GAAP financial measure:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$34.2	$120.3	$292.9	$259.9
Capital expenditures	(21.4)	(17.8)	(65.6)	(68.2)
Free cash flow	$12.8	$102.4	$227.3	$191.7